Exhibit 10.5

SEVENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of May 27, 2022, by and among PACIFIC WESTERN BANK, a California state-chartered bank (“Bank”), PRECISION BIOSCIENCES, INC. (“Precision”), and PRECISION PLANTSCIENCES, INC. f/k/a ELO LIFE SYSTEMS, INC. (“PlantSciences” or “ELO”, and individually and collectively, jointly and severally, with Precision, “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of May 15, 2019 (as has been and may be further amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Amendments.

a)

ELO hereby confirms that it changed its legal name to PRECISION PLANTSCIENCES, INC. on December 21, 2021. Bank and each Borrower hereby agree that the Agreement, the prior amendments, and any and all other Loan Documents are hereby amended wherever necessary to reflect that the legal name of ELO LIFE SYSTEMS, INC. has changed to PRECISION PLANTSCIENCES, INC.

b)	Section 2.3(a)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

(i)Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (A) 0.75% above the Prime Rate, and (B) 4.25%.

c)	Section 2.5(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

(a)	Facility Fee. On the Seventh Amendment Date, a fee in an amount equal to Thirty Thousand Dollars ($30,000).

d)	Section 2.5(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

(e)

Success Fee. Upon the occurrence of a Success Fee Event, a one-time fee of (i) $150,000 if paid on or before December 31, 2022, or (ii) $250,000 if paid after December 31, 2022 (the “Success Fee”). Borrower shall deliver reasonable advance written notice to Bank of a Success Fee Event, and shall pay Bank the Success Fee no later than five (5) days following receipt of proceeds upon the consummation of a Success Fee Event. This Section 2.5(e) shall survive termination of this Agreement. For the avoidance of doubt, the occurrence of more than one Success Fee Event will not obligate Borrower to pay more than one Success Fee.

e)	Section 5.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

5.8 Solvency, Payment of Debts.  Precision is able to pay its debts (including trade debts) as they mature; the fair saleable value of Precision’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Precision is not left with unreasonably small capital after the transactions contemplated by this Agreement.

f)	Exhibit A to the Agreement is amended by amending and restating in their entirety, or adding, in appropriate alphabetical order, as applicable, the following defined terms to read as follows:

“Credit Card Maturity Date” means June 23, 2023; provided however, that (i) if Borrower achieves Extension Milestone 1, the “Credit Card Maturity Date” shall instead mean August 31, 2023; (ii) if Borrower achieves Extension Milestone 1 and Extension Milestone 2, the “Credit Card Maturity Date” shall instead mean March 23, 2024; and (iii) if Borrower achieves Extension Milestone 1, Extension Milestone 2, and Extension Milestone 3, the “Credit Card Maturity Date” shall instead mean June 23, 2024.

“Extension Milestone 1” means Borrower has delivered to Bank, on or before June 23, 2023, evidence acceptable to Bank that Borrower has received aggregate New Gross Proceeds of at least Twenty Million Dollars ($20,000,000).

“Extension Milestone 2” means Borrower has delivered to Bank, on or before August 31, 2023, evidence acceptable to Bank that Borrower has received aggregate New Gross Proceeds of at least Seventy-Five Million Dollars ($75,000,000).

“Extension Milestone 3” means Borrower has delivered to Bank, on or before March 23, 2024, evidence acceptable to Bank that Borrower has received aggregate New Gross Proceeds of at least One Hundred Million Dollars ($100,000,000).

“New Gross Proceeds” means gross Cash proceeds received by Borrower on or after May 1, 2022, from (i) the issuance of Borrower’s equity securities (including without limitation, from at-the market (ATM) offerings, private investment in public equity (PIPE) offerings, follow-on offerings, or other public or private offerings) or (ii) Cash proceeds from strategic partnerships or other out-licensing or similar arrangements (including without limitation, new target nomination fees or option exercise fees and any royalties or development or commercial milestone payments); in either case, whether arising under agreements entered into before, on or after the Seventh Amendment Date, and on commercially reasonable terms and conditions.

“Revolving Maturity Date” means June 23, 2023; provided however, that (i) if Borrower achieves Extension Milestone 1, the “Revolving Maturity Date” shall instead mean August 31, 2023; (ii) if Borrower achieves Extension Milestone 1 and Extension Milestone 2, the “Revolving Maturity Date” shall instead mean March 23, 2024; and (iii) if Borrower achieves Extension Milestone 1, Extension Milestone 2, and Extension Milestone 3, the “Revolving Maturity Date” shall instead mean June 23, 2024.

“Seventh Amendment Date” means May 27, 2022.

“Success Fee Event” is (a) any merger or consolidation of Precision with or into another entity (except one in which the holders of equity of Precision immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the equity interests in the surviving entity), (b) any sale of all or substantially all of the assets of Precision and its Subsidiaries taken as a whole (in one or more related and contemporaneous transactions), or (c) closing of one or more related and contemporaneous transactions in which the aggregate New Gross Proceeds to Precision are at least Seventy-Five Million Dollars ($75,000,000).

2)

No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

3)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)

Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5)

This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Executed copies of this Amendment or the signature pages of this Amendment sent by facsimile or transmitted electronically in Portable Document Format (“PDF”) or any similar format, or transmitted electronically by digital image, DocuSign, or other means of electronic transmission, shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

6)	The terms of Article 11 of the Agreement are incorporated by reference herein, mutatis mutandis.

7)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)	this Amendment, duly executed by Borrower and Bank;
b)	an officer’s certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;
c)

payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s deposit accounts maintained with Bank; and

d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

PRECISION BIOSCIENCES, INC	PACIFIC WESTERN BANK

By:	/s/ John Alexander Kelly	By:	/s/ Ryan Kelley
Name:	Alex Kelly	Name:	Ryan Kelley
Title:	Chief Financial Officer	Title:	Vice President Client Manager

PRECISION PLANTSCIENCES, INC f/k/a ELO LIFE SYSTEMS, INC.

By:	/s/ Dario Scimeca
Name:	Dario Scimeca
Title:	General Counsel & Secretary